Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 8, 2019, CUI Global, Inc. ("the Company") entered into an asset sale agreement by and among, CUI, Inc. ("Seller"), a wholly owned subsidiary of the Company ("Parent"), and Bel Fuse Inc. ("Buyer"). Pursuant to the terms of the asset sale agreement, the Seller and Parent agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the majority of its power supply business of Seller and Parent effective upon the close of the transaction up to 30 days following the signing of the agreement on November 8, 2019. In addition to the assets purchased, the Buyer shall assume and agree to pay, perform and discharge certain liabilities agreed to by the Buyer and Seller with the Sellers generally remaining obligated for remaining pre-closing liabilities other than the assumed liabilities (the “Excluded Liabilities”).

As consideration for the Disposed Company, Buyer agreed to pay the Company an aggregate purchase price of $32 million (the "Purchase Price"), plus the assumption of certain agreed upon liabilities and subject to closing working capital adjustments.

The Purchase Agreement contains customary representations and warranties made by the Sellers and the Purchaser. The Purchase Agreement also contains certain post-closing covenants, including the covenants by Sellers, along with their affiliates, to not engage in a business that is competitive with the Business for a period of five years after the closing of the Disposition, subject to certain exceptions, and to not solicit employees of the Business for a period of five years after the closing of the Disposition, subject to certain exceptions. The Purchase Agreement provides that Sellers will indemnify the Purchaser, and the Purchaser will indemnify the Sellers, for breaches of representations, warranties and covenants, and for certain other matters, including the indemnification by Sellers for Excluded Liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule.

The following unaudited pro forma condensed consolidated financial statements ("Unaudited Pro Forma Statements") and explanatory notes are based on the Company's historical consolidated financial statements adjusted to give effect to the Asset Sale transaction. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 have been prepared with the assumption that the asset sale transaction occurred as of the beginning of the statement period. The pro forma consolidated statement of operations as of December 31, 2017 has been included to present the impact of the sale of the Disposed Company on continuing operations. The unaudited pro forma condensed balance sheet as of September 30, 2019 has been prepared with the assumption that the asset sale transaction was completed as of the balance sheet date excluding working capital adjustments.

The unaudited pro forma statements do not necessarily reflect what the Company's financial condition or results of operations would have been had the asset sale transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company's unaudited condensed consolidated financial statements and notes thereto included in the Company's Quarterly report on Form 10-Q for the period ended September 30, 2019.

CUI Global Inc.

Unaudited Pro Forma Consolidated Balance Sheets

As of September 30, 2019

		Disposition of	Other		Pro
(in thousands, except share and per share amounts)	Historical	Business	Adjustments		forma

Assets:		(2a)
Current Assets:
Cash and cash equivalents	$1,728	$—	$30,053	(2c)	$31,781
Trade accounts receivable, net	4,589	—	—		4,589
Inventories	1,580	—	—		1,580
Contract assets	2,567	—	—		2,567
Prepaid expenses and other current assets	1,462	—	—		1,462
Assets held for sale	30,486	24,667	—		5,819
Total current assets	42,412	24,667	30,053		47,798

Property and equipment, net	4,211	—	—		4,211
Investment in VPS - equity method	5,198	—	—		5,198
Right of use assets - Operating leases	5,615	—	—		5,615
Other intangible assets, net	4,271	—	—		4,271
Note receivable - related party	3,183	—			3,183
Deposits and other assets	69	—	—		69

Total assets	$64,959	$24,667	$30,053		$70,345

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$3,096	$—	$—		$3,096
Notes payable - current	269	—	—		269
Operating lease obligations - current portion	754	—	—		754
Accrued expenses	2,599	—	—		2,599
Contract liabilities	2,222	—	—		2,222
Liabilities held for sale	10,059	7,421	(680)	(2c)	1,958
Total current liabilities	18,999	7,421	(680)		10,898

Operating lease obligations, less current portion	4,977	—	—		4,977
Deferred tax liabilities	1,584	—	—		1,584
Other long-term liabilities	166	—	—		166
Total liabilities	25,726	7,421	(680)		17,625

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at September 30, 2019	—	—	—		—

Common stock, par value $0.001; 325,000,000 shares authorized; 28,680,260 shares issued and outstanding at September 30, 2019	29	—	—		29

Additional paid-in capital	170,049	—	—		170,049
Accumulated deficit	(126,685)	—	13,487		(113,198)
Accumulated other comprehensive loss	(4,160)	—	—		(4,160)
Total stockholders' equity	39,233	—	13,487		52,720
Total liabilities and stockholders' equity	$64,959	$7,421	$12,807		$70,345

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities of the Power Disposal Group to Total Assets and Liabilities of the Power Disposal Group Classified as Held for Sale

September 30,
(in thousands)	2019

Carrying amounts of the major classes of assets included in Power disposal group classified as held for sale:

Trade accounts receivables	$4,187
Inventories	5,758
Prepaid expenses and other current assets	154
Property and equipment	77
Right of use assets - operating leases	3
Goodwill	8,002
Other intangible assets	6,479
Deposits and other assets	7
Total assets of the disposal group classified as held for sale	$24,667

Carrying amounts of the major classes of liabilities included in the Power disposal group classified as held for sale:

Accounts payable	$4,209
Operating lease obligations - current portion	2
Accrued expenses	1,048
Contract liabilities	111
Refund liabilities	2,050
Operating lease obligations, less current portion	1
Total liabilities	$7,421

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2019

(In thousands, except share and per share amounts)	Historical *	Less Disposition of Electromec -hanical Business	Less Disposition of Power Group Business	Less Operations Held for Sale	Other Adjustments		Pro Forma

Total revenues	$67,366	$16,315	$26,253	$7,005	$—		$17,793
	—
Cost of revenues	45,563	10,121	16,305	5,673	—		13,464

Gross profit	21,803	6,194	9,948	1,332	—		4,329

Operating expenses:
Selling, general and administrative	28,160	5,066	8,155	847	—		14,092
Depreciation and amortization	1,453	37	223	57	—		1,136
Research and development	955	37	2	793	—		123
Provision (credit) for bad debt	90	(7)	(13)	—	—		110
Gain on sale of Electromechanical components	(3,631)	(3,631)	—	—			—
Other operating income	(13)	—	—	—	—		(13)

Total operating expenses	27,014	1,502	8,367	1,697	—		15,448

(Loss) income from operations	(5,211)	4,692	1,581	(365)	—		(11,119)

Loss from equity method investment in VPS	(710)	—	—	—	—		(710)
Fair value gain on equity method investment purchase	629	—	—	—	—		629
Other expense	(611)	(20)	(38)	22	—		(575)
Interest expense	(309)	(29)	(46)	—	199	(2f)	(35)

Income (loss) from continuing operations before taxes	(6,212)	4,643	1,497	(343)	199		(11,810)

Income tax (benefit) expense	(632)	801	258	(59)	34	(2f)	(1,598)

Income (loss) from continuing operations	$(5,580)	$3,842	$1,239	$(284)	$165		$(10,212)

Basic and diluted weighted average common shares outstanding	28,636,918	28,636,918	28,636,918	28,636,918	28,636,918		28,636,918

Basic and diluted (loss) income per common share	$(0.19)	$0.13	$0.04	$(0.01)	$0.01		$(0.36)

* Historical numbers are classified in their major classes of income and expense. Pro forma income is equal to income from continuing operations as reported in the Company's latest Form 10-Q filed November 12, 2019.

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2018

(In thousands, except share and per share amounts)	Historical	Less Disposition of Electromec- hanical Business	Less Disposition of Power Group Business	Less Operations Held for Sale	Other Adjustments		Pro Forma

Total revenues	$96,789	$27,489	$40,216	$8,742	$—		$20,342

Cost of revenues	67,879	16,739	24,177	9,180	—		17,783

Gross profit	28,910	10,750	16,039	(438)	—		2,559

Operating expenses:
Selling, general and administrative	36,341	7,037	9,529	1,146	—		18,629
Depreciation and amortization	2,152	51	164	303	—		1,634
Research and development	2,802	35	31	2,581	—		155
Provision for bad debt	33	8	12	—	—		13
Impairment of goodwill and intangible assets	4,347	—	—	—	—		4,347
Other operating expenses	13	—	9	4	—		—

Total operating expenses	45,688	7,131	9,745	4,034	—		24,778

(Loss) income from operations	(16,778)	3,619	6,294	(4,472)	—		(22,219)

Other expense	(251)	—	65	(14)	—		(302)
Interest expense	(502)	—	(19)	(2)	265	(2f)	(216)

(Loss) income before taxes	(17,531)	3,619	6,340	(4,488)	265	(2f)	(22,737)

Income tax (benefit) expense	(206)	949	1,662	20	69		(2,768)

Net (loss) income	$(17,325)	$2,670	$4,678	$(4,508)	$196		$(19,969)

Basic and diluted weighted average number of shares outstanding	28,517,339	28,517,339	28,517,339	28,517,339	28,517,339		28,517,339

Basic and diluted (loss) income per common share	$(0.61)	$0.09	$0.16	$(0.16)	$—		$(0.70)

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2017

(In thousands, except share and per share amounts)	Historical	Less Disposition of Electromec- hanical Business	Less Disposition of Power Group Business	Less Operations Held for Sale	Pro Forma

Total revenues	$83,275	$21,221	$35,407	$7,804	$18,843

Cost of revenues	55,406	12,632	21,607	8,254	12,913

Gross profit	27,869	8,589	13,800	(450)	5,930

Operating expenses:
Selling, general and administrative	33,921	5,794	9,509	1,112	17,506
Depreciation and amortization	2,163	48	343	318	1,454
Research and development	2,525	20	16	2,267	222
Provision (credit) for bad debt	(13)	1	2	—	(16)
Impairment of goodwill and intangible assets	3,155	—	—	—	3,155
Other operating expenses	47	—	43	2	2

Total operating expenses	41,798	5,863	9,913	3,699	22,323

(Loss) income from operations	(13,929)	2,726	3,887	(4,149)	(16,393)

Other income (expense)	234	(1)	(88)	13	310
Interest expense	(500)	—	(34)	—	(466)

(Loss) income before taxes	(14,195)	2,725	3,765	(4,136)	(16,549)

Income tax (benefit) expense	(1,606)	1,045	987	(1,084)	(2,554)

Net (loss) income	$(12,589)	$1,680	$2,778	$(3,052)	$(13,995)

Basic and diluted weighted average number of shares outstanding	22,397,865	22,397,865	22,397,865	22,397,865	22,397,865

Basic and diluted (loss) income per common share	$(0.56)	$0.08	$0.12	$(0.14)	$(0.62)

1.	Asset Sale Transaction

On November 8, 2019, CUI Global, Inc. ("the Company") entered into an asset sale agreement by and among, CUI, Inc. ("Seller"), a wholly owned subsidiary of the Company ("Parent"), and Bel Fuse, Inc. ("Buyer"). Pursuant to the terms of the asset sale agreement, the Seller and Parent agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the majority of its power supply business of Seller and Parent effective within 30 days of November 8, 2019. In addition to the assets purchased, the Buyer shall assume and agree to pay, perform and discharge certain liabilities agreed to by the Buyer and Seller ("Assumed Liabilities"). Transaction costs were approximately $1.3 million.

2.	Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company's unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited consolidated financial statements are stated in thousands of dollars, unless otherwise noted.

(a) Recording the disposition of the power group business. The amounts include the assets and liabilities attributable to the business being sold.

(b) Recording of the sale proceeds, net of estimated transaction related expenses.

Cash proceeds from sale	$32,000
Less: estimated transaction costs	1,267
Net cash proceeds from sale	$30,733

(c) Recording of repayment of the line of credit.

Net cash proceeds from sale	$30,733

Less: repayment of line of credit	680
Net cash increase after assumed payoff of LOC	$30,053

(d) The table below represents the tax expense and related taxes payable associated with sale of the Company's power group business.

Income tax at statutory rate	$3,535
Benefit from net operating loss utilization	(3,535)
Total income tax payable	$—

(e) The estimated gain on the sale of the power group business if we had completed the sale as of September 30, 2019 is as follows:

Net proceeds (Note (b))	$30,733
Net assets sold	17,246
Pre-tax gain on sale	13,487
Tax expense	—
After-tax gain on sale	$13,487

This estimated gain on the sale of the power group has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the balance sheet for the period ended September 30, 2019. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset sale agreement.

(f) The interest expense savings on the payoff of the Company's related-party note payable, which was assumed as part of the sale of the Company's electromechanical business in September 2019.

	9 months
	Ended
	September 30, 2019	2018
Interest expense on related party note payable	$199	$265
tax effect at statutory rate	34	69
Interest expense net of tax effect	$165	$196

The pro forma effect on interest expense related to the payoff of the line of credit would not have been material for the nine-month period ended September 30, 2019 or for the year ended December 31, 2018.

3. Discontinued Operations

The financial results of the Company's discontinued operations, net of income taxes, have been removed to reflect the effects of the disposition and held for sale assets and liabilities of the Company's power and electromechanical businesses and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the power and electromechanical businesses for the years ended December 31, 2018 and 2017 and for the nine months ended September 30, 2019.

	For the Nine	For the Year	For the Year
	Months	Ended	Ended
	Ended September	December	December
	30, 2019	31, 2018	31, 2017

(In thousands, except share and per share amounts)

Total revenues	$49,573	$76,447	64,432

Cost of revenues	32,099	50,096	42,493

Gross profit	17,474	26,351	21,939

Operating expenses:
Selling, general and administrative	14,068	17,712	16,415
Depreciation and amortization	317	518	709
Research and development	832	2,647	2,303
Provision (credit) for bad debt	(20)	20	3
Gain on sale of Electromechanical components	(3,631)	—	—
Other operating expenses	—	13	45

Total operating expenses	11,566	20,910	19,475

Income from operations	5,908	5,441	2,464

Other income (expense)	(36)	51	(76)
Interest expense	(274)	(286)	(34)

Income before taxes	5,598	5,206	2,354

Income tax expense	966	2,562	948

Net Income	$4,632	$2,644	$1,406

Basic and diluted weighted average number of shares outstanding	28,636,918	28,517,339	22,397,865

Basic and diluted income per common share	$0.16	$0.09	$0.06